Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

The Board of Directors

MFA Financial, Inc.:

We consent to the use of our reports with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting incorporated by reference herein and to the reference to our firm under the heading “Experts” in the Registration Statement on Form S-3 and related Prospectus and Prospectus Supplement.

/s/ KPMG LLP

New York, New York

August 16, 2019